Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of CA, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Michael P. Gregoire, Kieran J. McGrath, Michael C. Bisignano, Kristen W. Prohl and Anthony J. Radesca, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended March 31, 2017 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 12th day of May, 2017.

Signature

/s/ Michael P. Gregoire
Michael P. Gregoire Director and Chief Executive Officer (Principal Executive Officer)

/s/ Kieran J. McGrath
Kieran J. McGrath Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Anthony J. Radesca
Anthony J. Radesca Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

Signature

/s/ Jens Alder
Jens Alder

/s/ Raymond J. Bromark
Raymond J. Bromark

/s/ Rohit Kapoor
Rohit Kapoor

/s/ Jeffrey G. Katz
Jeffrey G. Katz

/s/ Kay Koplovitz
Kay Koplovitz

/s/ Christopher B. Lofgren
Christopher B. Lofgren

/s/ Richard Sulpizio
Richard Sulpizio

/s/ Laura S. Unger
Laura S. Unger

/s/ Arthur F. Weinbach
Arthur F. Weinbach

/s/ Renato (Ron) Zambonini
Renato (Ron) Zambonini